Exhibit 2.4

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

by and among

BGC PARTNERS, INC.,

CANTOR FITZGERALD, L.P.,

ESPEED, INC.,

BGC PARTNERS, L.P.,

BGC GLOBAL HOLDINGS, L.P.,

and

BGC HOLDINGS, L.P.

Amendment dated as of November 5, 2007

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1, dated as of November 5, 2007 (this “Amendment”), to the Agreement and Plan of Merger, dated as of May 29, 2007 (the “Merger Agreement”), is by and among BGC Partners, Inc., a Delaware corporation (“BGC Partners”), Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”), eSpeed, Inc., a Delaware corporation (“eSpeed”), BGC Partners, L.P., a Delaware limited partnership (“U.S. Opco”), BGC Global Holdings, L.P., a Cayman Islands exempted limited partnership (“Global Opco”) and BGC Holdings, L.P., a Delaware limited partnership (“Holdings” and together with BGC Partners, Cantor, eSpeed, U.S. Opco and Global Opco, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties to the Merger Agreement desire to amend and supplement certain terms of the Merger Agreement as described herein; and

WHEREAS, all terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

1. Exhibits.

(a) Exhibit C to the Merger Agreement (Form of New Global Opco Limited Partnership Agreement) is amended and restated to be in the form attached as Annex A to this Amendment.

(b) Exhibit D to the Merger Agreement (Form of New Holdings Limited Partnership Agreement) is amended and restated to be in the form attached as Annex B to this Amendment.

(c) Exhibit E to the Merger Agreement (Form of New U.S. Opco Limited Partnership Agreement) is amended and restated to be in the form attached as Annex C to this Amendment.

(b) Exhibit G to the Merger Agreement (Form of Separation Agreement) is amended and restated to be in the form attached as Annex D to this Amendment.

(c) Exhibit J to the Merger Agreement (Form of New Certificate of Incorporation) is amended and restated to be in the form attached as Annex E to this Amendment.

(d) Exhibit I to the Merger Agreement (Form of Limited Liability Company Agreement) is amended and restated to be in the form attached as Annex F to this Amendment.

2. Definitions.

(a) Section 1.1 of the Merger Agreement is amended to include the following definitions:

“‘BGC Partners Restricted Stock Units’ means “BGC Partners Restricted Stock Units” as defined in the eSpeed,”

“‘eSpeed LTIP’ means the eSpeed, Inc. 1999 Long Term Incentive Plan, as amended and restated, as amended from time to time.”

“‘Holdings Restricted Exchangeable Interest’ means a ‘Restricted Exchangeable Interest’ as defined in the New Holdings Limited Partnership Agreement.”

“‘Holdings Restricted Exchangeable Unit’ means a ‘Restricted Exchangeable Unit’ as defined in the New Holdings Limited Partnership Agreement.”

3. Merger Consideration.

(a) Section 3.1(a)(ii) of the Merger Agreement is amended and restated to read as follows:

“(ii) each BGC Partners Class B Unit issued and outstanding immediately prior to the Effective Time shall be converted into one share of eSpeed Class B Common Stock or, at Cantor’s election prior to the Effective Time, one share of eSpeed Class A Common Stock; and”

(b) Section 3.1(a)(iii) of the Merger Agreement is amended and restated to read as follows:

“(iii) each BGC Partners Class C Unit issued and outstanding immediately prior to the Effective Time shall be converted into 100 shares of eSpeed Class B Common Stock or, at Cantor’s election prior to the Effective Time, 100 shares of eSpeed Class A Common Stock.”

4. Representations and Warranties of BGC Partners Regarding Capitalization.

(a) The second sentence of Section 4.7(a) of the Merger Agreement is amended and restated to read as follows:

“On the Closing Date, immediately prior to the Effective Time, (i) the authorized equity interests of BGC Partners shall consist of (A) 500,000,000 BGC Partners Class A Units, of which zero (0) shall be issued and outstanding, (B) 100,000,000 BGC Partners Class B Units, of which 21,968,971 shall be issued and outstanding, and (C) one (1) BGC Partners Class C Unit, which BGC Class C Unit shall be issued and outstanding; and (ii) there shall be (A) 111,890,929 issued and outstanding Holdings Units, each of which, if held by a member of the Cantor Group, shall be exchangeable with BGC Partners into one BGC Partners Class B Unit (or, at the option of Cantor or if there shall be an insufficient number of authorized but unissued BGC Partners Class A Units at the time of such exchange, one BGC Partners Class A Unit) and, if not held by a member of Cantor Group, may or may not be exchangeable with BGC Partners into one BGC Partners Class A Unit and (B) issued and outstanding rights to receive concurrently with the Merger up to $22,000,000 of Holdings Restricted Exchangeable Units (with each Holdings Restricted Exchangeable Unit valued for these purposes at the closing price of eSpeed Class A Common Stock on the date of the grant of the right to receive such Holdings Restricted Exchangeable Unit), each of which Holdings Restricted Exchangeable Unit shall be exchangeable with the Surviving Corporation into BGC Partners Class A Common Stock on the terms and subject to the conditions set forth in the New Holdings Limited Partnership Agreement and the eSpeed LTIP.”

(b) The third sentence of Section 4.7(b) of the Merger Agreement is amended and restated to read as follows:

“Except as set forth on Schedule 4.7(b)(ii) of the BGC Partners Disclosure Schedule and except for the Holdings Exchangeable Interests and, in certain circumstances, the Holdings Founding Partner Interests and rights to receive Holdings Restricted Exchangeable Interests, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding issued or granted by BGC Partners or any of its Subsidiaries to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of BGC Partners or any of its Subsidiaries, and there is no outstanding security of any kind issued or granted by BGC Partners or any of its Subsidiaries convertible into or exchangeable for such shares or proprietary interest in any such entity.”

5. Representations and Warranties of Cantor, U.S. Opco, Global Opco and Holdings Regarding Capitalization. The first sentence of Section 6.6 of the Merger Agreement is amended and restated to read as follows:

“As of immediately prior to the Effective Time, (i) the authorized equity of U.S. Opco shall consist of (A) U.S. Opco Limited Partnership Interests consisting of 600,000,000 Units, of which 111,890,929 Units shall be issued and outstanding; and (B) one U.S. Opco General Partnership Interest consisting of 1 Unit, which Unit shall be issued and outstanding; (ii) the authorized equity of Global Opco shall consist of (A) Global Opco Limited Partnership Interests consisting of 600,000,000 Units, of which 111,890,929 Units shall be issued and outstanding; and (iii) the authorized equity of Holdings shall consist of (A) Holdings Limited Partnership Interests consisting of 600,000,000 Units, of which (x) 111,890,929 Units underlying Holdings Exchangeable Limited Partnership Interests and Holdings Founding Partner Interests shall be issued and outstanding and (y) rights to receive up to $22,000,000 of Holdings Restricted Exchangeable Units (with each Holdings Restricted Exchangeable Unit valued for these purposes at the closing price of eSpeed Class A Common Stock on the date of the grant of the right to receive such Holdings Restricted Exchangeable Unit) shall be issued and outstanding.”

6. Exchange Listing. Section 7.6 of the Merger Agreement is amended and restated to read as follows:

“7.6 Exchange Listing. eSpeed will use reasonable best efforts to cause the shares of eSpeed Class A Common Stock to be issued in the Merger and shares reserved for issuance pursuant to the exchange of Holdings Exchangeable Limited Partnership Interests and, if applicable, the Holdings Founding Partner Interests, the Holdings Restricted Exchangeable Interests and the Holdings Working Partner Interests and conversion of eSpeed Class B Common Stock to be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.”

7. NASDAQ Listing. Section 8.1(b) of the Merger Agreement is amended and restated as follows:

“(b) NASDAQ Listing. The shares of eSpeed Class A Common Stock to be issued in the Merger and to be issued upon exchange Holdings Exchangeable Limited Partnership Interests and, if applicable, the Holdings Founding Partner Interests, the Holdings Restricted Exchangeable Interests and the Holdings Working Partner Interests and conversion of eSpeed Class B Common Stock shall have been authorized for listing on the NASDAQ Global Market or such other market on which the eSpeed Class A Common Stock is then listed or quoted, subject to official notice of issuance.”

8. Termination. Section 9.1(b)(i) of the Merger Agreement is amended to replace “January 31, 2008” with “April 30, 2008.”

9. Governmental Approvals; Third-Party Consents; Conduct of Business.

(a) Schedule 4.3 of the BGC Partners Disclosure Schedule is revised as set forth on Schedule 4.3 to this Amendment.

(b) Schedule 5.3 of the eSpeed Disclosure Schedule is revised as set forth on Schedule 5.3 to this Amendment.

10. Consent for Grant of BGC Partners Restricted Stock Units and Holdings Restricted Exchangeable Interests. For all purposes of the Merger Agreement, including Section 7.1, the eSpeed Special Committee consents to the grant of rights to receive BGC Partners Restricted Stock Units, with each BGC Partners Restricted Stock Unit exchangeable with the Surviving Corporation for eSpeed Class A Common Stock in accordance with the terms and subject to the conditions set forth in the eSpeed LTIP, and the rights to receive Holdings Restricted Exchangeable Interests, with each Holdings Restricted Exchangeable Unit exchangeable with the Surviving Corporation for eSpeed Class A Common Stock in accordance with the terms and subject to the conditions set forth in the New Holdings Limited Partnership Agreement and the eSpeed LTIP. The aggregate value of such rights granted prior to the Effective Time shall be no greater than $22,000,000 (with each such right to receive one BGC Partners Restricted Stock Unit or Holdings Restricted Exchangeable Unit valued for these purposes at the closing price of eSpeed Class A Common Stock on the date of the grant of the right).

11. Representations and Warranties. Each of the Parties represents and warrants to the other Parties that it has all requisite power and authority to enter into this Amendment and to consummate the transactions contemplated hereby, and that the execution, delivery and performance by it of this Amendment has been duly authorized and approved by it.

12. Miscellaneous. Article XI of the Merger Agreement is restated herein in full, with the exception that references to “this Agreement” shall be references to “this Amendment” and, in the case of Section 11.8 of the Merger Agreement, “this Agreement” shall be references to “the Merger Agreement and this Amendment.”

13. Remainder of Merger Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue to be in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

BGC PARTNERS, INC.

By:	/s/ STEPHEN M. MERKEL
Name:	Stephen M. Merkel
Title:	Executive Vice President, General Counsel and Secretary

ESPEED, INC.

By:	/s/ HOWARD W. LUTNICK
Name:	Howard W. Lutnick
Title:	Chairman, Chief Executive Officer and President

CANTOR FITZGERALD, L.P.

By:	/s/ HOWARD W. LUTNICK
Name:	Howard W. Lutnick
Title:	Chairman, Chief Executive Officer and President

BGC PARTNERS, L.P.

By:	/s/ STEPHEN M. MERKEL
Name:	Stephen M. Merkel
Title:	Executive Managing Director

BGC GLOBAL HOLDINGS, L.P.

By:	/s/ STEPHEN M. MERKEL
Name:	Stephen M. Merkel
Title:	Director

BGC HOLDINGS, L.P.

By:	/s/ STEPHEN M. MERKEL
Name:	Stephen M. Merkel
Title:	Executive Managing Director

[Signature Page to Amendment No. 1, dated as of November 5, 2007, to the Merger Agreement,

by and among BGC Partners, Cantor, eSpeed, U.S. Opco, Global Opco and Holdings]

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